UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: March 17, 2015
(Date of Earliest Event Reported: March 11, 2015)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

As more fully discussed below under Item 4.02, on March 17, 2015, Akorn, Inc. (the “Company”) issued a press release announcing that the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), upon the recommendation of management, concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 should not be relied upon because of an error in the financial statements as of and for the three and six month periods ended June 30, 2014, and as of and for the nine month period ended September 30, 2014, and that those financial statements would be restated to make the necessary accounting adjustments. The press release is furnished as Exhibit 99.1 and incorporated by reference in this item 2.02.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

On March 17, 2015, the Company issued a press release announcing that the Audit Committee, upon the recommendation of the Company’s management, concluded that the previously issued financial statements contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014 should not be relied upon because of an error in the financial statements as of and for the three and six month periods ended June 30, 2014, which then impacted the financial statements as of and for the nine month period ended September 30, 2014, and that those financial statements would be restated to make the necessary accounting adjustments.

On April 17, 2014, the Company completed its acquisition of Hi-Tech Pharmacal Co., Inc. (“Hi-Tech”) for a total purchase price of approximately $650.0 million. During the 2014 year-end audit process, an error was identified in the fair value allocation of assets acquired and liabilities assumed in connection with the acquisition of Hi-Tech, which resulted in an overstated chargeback reserve as of April 17, 2014. The error, which was identified on March 11, 2015, resulted from an overstatement of Hi-Tech’s chargeback reserve in connection with applying the acquisition method of accounting at the closing of the Hi-Tech acquisition.

The overstatement in the chargeback reserve was caused by a manual error made in preparing the data whereby there was a duplication of inventory units held by one customer utilized in the calculation of the reserve amount for Hi-Tech products at the acquisition date.  The duplication resulted in an overstatement of chargeback reserves by approximately $8.9 million for the opening balance sheet of Hi-Tech as of April 17, 2014. The chargeback reserve at the end of the quarter ended June 30, 2014 was then calculated correctly, resulting in the earlier overstated reserve amount being included in revenue during the quarter ended June 30, 2014. The correction of the error in the quarter ended June 30, 2014 resulted in a reduction of previously reported revenue by $8.9 million, a reduction of previously reported pre-tax income by $8.9 million and a reduction of previously reported net income, goodwill and retained earnings by $5.6 million, for the Company’s three and six month periods ended June 30, 2014.

The error was limited to the Company’s financial results for the three and six month periods ended June 30, 2014, but the error did impact the Company’s previously filed results for the nine months ended September 30, 2014 (which were filed in connection with the Company’s Form 10-Q for the quarter ended September 30, 2014) and the Company’s previously furnished preliminary results for the full year ended December 31, 2014 (which were furnished as part of the Company’s Form 8-K on February 26, 2015 in connection with the Company’s earnings announcement for the fourth quarter of 2014) because the second quarter results were included within those periods. The estimated impact of this error for the restated three and six month periods ended June 30, 2014 is to reduce basic and diluted net income per share by approximately $0.05 per share. The estimated impact of this error for the restated nine month period ended September 30, 2014, and the year ended December 31, 2014, is to reduce both basic and diluted net income per share by approximately $0.06 and $0.05 per share, respectively.

The error and subsequent restatement is non-cash in nature and does not have an impact on the Company’s cash and cash equivalents balances for any of the affected periods or the Company’s liquidity or capital position.

The tables below present the effect of the financial statement adjustments related to the restatement discussed above of the Company’s previously reported financial statements as of and for the three and six month periods ended June 30, 2014 and the nine month period ended September 30, 2014.

The effect of the restatement on the previously filed condensed consolidated balance sheet as of June 30, 2014 is as follows, in thousands:

	As Reported	Adjustments	As Restated
Prepaid expenses and other current assets	$17,120	$(107)	$17,013
TOTAL CURRENT ASSETS	397,180	(107)	397,073
Goodwill	196,016	(5,568)	190,448
TOTAL OTHER LONG-TERM ASSETS	690,898	(5,568)	685,330
TOTAL ASSETS	$1,223,773	$(5,675)	$1,218,098
Income taxes payable	675	(104)	571
TOTAL CURRENT LIABILITIES	103,777	(104)	103,673
TOTAL LIABILITIES	929,304	(104)	929,200
Retained earnings	33,700	(5,571)	28,129
TOTAL SHAREHOLDERS’ EQUITY	294,469	(5,571)	288,898
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,223,773	$(5,675)	$1,218,098

The effect of the restatement on the previously filed condensed consolidated income statement for the three months ended June 30, 2014 is as follows, in thousands except per share amounts:

	As Reported	Adjustments	As Restated
Revenues	$150,749	$(8,853)	$141,896
GROSS PROFIT	76,671	(8,853)	67,818
OPERATING INCOME	16,263	(8,853)	7,410
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	14,312	(8,853)	5,459
Income tax provision	5,303	(3,282)	2,021
INCOME FROM CONTINUING OPERATIONS	$9,009	$(5,571)	$3,438
NET INCOME	$8,506	$(5,571)	$2,935
NET INCOME PER SHARE:
Income from continuing operations, basic	$0.09	$(0.06)	$0.03
NET INCOME, BASIC	$0.08	$(0.05)	$0.03
Income from continuing operations, diluted	$0.08	$(0.05)	$0.03
NET INCOME, DILUTED	$0.07	$(0.05)	$0.02
COMPREHENSIVE INCOME:
Consolidated net income	$8,506	$(5,571)	$2,935
COMPREHENSIVE INCOME	$8,353	$(5,571)	$2,782

The effect of the restatement on the previously filed condensed consolidated income statement for the six months ended June 30, 2014 is as follows, in thousands except per share amounts:

	As Reported	Adjustments	As Restated
Revenues	$241,371	$(8,853)	$232,518
GROSS PROFIT	126,327	(8,853)	117,474
OPERATING INCOME	39,703	(8,853)	30,850
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	30,004	(8,853)	21,151
Income tax provision	11,167	(3,282)	7,885
INCOME FROM CONTINUING OPERATIONS	$18,837	$(5,571)	$13,266
NET INCOME	$18,334	$(5,571)	$12,763
NET INCOME PER SHARE:
Income from continuing operations, basic	$0.19	$(0.06)	$0.13
NET INCOME, BASIC	$0.18	$(0.05)	$0.13
Income from continuing operations, diluted	$0.16	$(0.05)	$0.11
NET INCOME, DILUTED	$0.16	$(0.05)	$0.11
COMPREHENSIVE INCOME:
Consolidated net income	$18,334	$(5,571)	$12,763
COMPREHENSIVE INCOME	$19,886	$(5,571)	$14,315

The effect of the restatement on the previously filed condensed consolidated statement of cash flows for the six months ended June 30, 2014 is as follows, in thousands:

	As Reported	Adjustments	As Restated
Consolidated net income	$18,334	$(5,571)	$12,763
Changes in operating assets and liabilities:
Trade accounts receivable	(27,991)	8,853	(19,138)
Prepaid expenses and other current assets	4,329	(3,178)	1,151
Accrued expenses and other liabilities	8,799	(104)	8,695

Taken together, these adjustments result in no impact on the Company’s net cash provided by operating activities for the six months ended June 30, 2014 or the Company’s cash and cash equivalents balance as of June 30, 2014.

The effect of the restatement on the previously filed condensed consolidated balance sheet as of September 30, 2014 is as follows, in thousands:

	As Reported	Adjustments	As Restated
Prepaid expenses and other current assets	$33,078	$(3)	$33,075
TOTAL CURRENT ASSETS	494,098	(3)	494,095
Goodwill	290,648	(5,568)	285,080
TOTAL OTHER LONG-TERM ASSETS	1,243,363	(5,568)	1,237,795
TOTAL ASSETS	$1,876,833	$(5,571)	$1,871,262
Retained earnings	22,051	(5,571)	16,480
TOTAL SHAREHOLDERS’ EQUITY	320,322	(5,571)	314,751
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,876,833	$(5,571)	$1,871,262

The effect of the restatement on the previously filed condensed consolidated income statement for the nine months ended September 30, 2014 is as follows, in thousands except per share amounts:

	As Reported	Adjustments	As Restated
Revenues	$374,103	$(8,853)	$365,250
GROSS PROFIT	178,061	(8,853)	169,208
OPERATING INCOME	33,661	(8,853)	24,808
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	11,465	(8,853)	2,612
Income tax provision	4,278	(3,282)	996
INCOME FROM CONTINUING OPERATIONS	$7,187	$(5,571)	$1,616
NET INCOME	$6,684	$(5,571)	$1,113
NET INCOME PER SHARE:
Income from continuing operations, basic	$0.07	$(0.05)	$0.02
NET INCOME, BASIC	$0.07	$(0.06)	$0.01
Income from continuing operations, diluted	$0.06	$(0.05)	$0.01
NET INCOME, DILUTED	$0.06	$(0.05)	$0.01
COMPREHENSIVE INCOME:
Consolidated net income	$6,684	$(5,571)	$1,113
COMPREHENSIVE INCOME	$7,840	$(5,571)	$2,269

The effect of the restatement on the previously filed condensed consolidated statement of cash flows for the nine months ended September 30, 2014 is as follows, in thousands:

	As Reported	Adjustments	As Restated
Consolidated net income	$6,684	$(5,571)	$1,113
Changes in operating assets and liabilities:
Trade accounts receivable	(24,193)	8,853	(15,340)
Prepaid expenses and other current assets	(11,209)	(3,282)	(14,491)

Taken together, these adjustments result in no impact on the Company’s net cash provided by operating activities for the nine months ended September 30, 2014 or the Company’s cash and cash equivalents balance as of September 30, 2014.

The Company previously concluded there were certain material weaknesses in its internal control over financial reporting at December 31, 2013 and, as a result, that its internal control over financial reporting and disclosure controls and procedures were not effective at that date. The Company also previously concluded in each of its Quarterly Reports on Form 10-Q for the quarters ended in 2014 that its disclosure controls and procedures were not effective. In connection with its assessment of the effectiveness of its internal control over financial reporting at December 31, 2014, the Company concluded there were certain material weaknesses in internal control over financial reporting, including an additional material weakness that it had inadequate controls in place to prevent or detect material errors in the financial statements of acquired subsidiaries. The error described herein, which requires the restatement of the Company's condensed consolidated financial statements for the quarter and six-months ended June 30, 2014 and the nine months ended September 30, 2014, is a result of this material weakness.  The Company has also concluded that its disclosure controls and procedures were not effective as of December 31, 2014, due to these material weaknesses in its internal control over financial reporting.  These conclusions are described further in the Company's Annual Report on Form 10-K, which will be filed today. The Company is actively engaged in remediating its material weaknesses.

Both Company management and the Audit Committee have discussed with KPMG LLP, the Company’s independent registered public accounting firm, the matters disclosed in this Current Report on Form 8-K.

A copy of the press release announcing the restatement is attached as Exhibit 99.1 and, other than question (Q4) and the corresponding answer (A4) in the section “Frequently Asked Questions about the Restatement”, is incorporated by reference in this Item 4.02. In addition, the matters disclosed in this Current Report on Form 8-K and the press release attached hereto contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward -looking statements set forth in the press release attached as Exhibit 99.1.

As soon as practicable, the Company expects to amend the Company’s Quarterly Reports on Form 10-Q by filing a Form 10-Q/A for the quarters ended June 30, 2014 and September 30, 2014 to correct the error identified and related impacts and disclosures.

Item 7.01 Regulation FD Disclosure
A copy of the press release announcing the restatement is furnished as Exhibit 99.1, and question (Q4) and the corresponding answer (A4) in the section “Frequently Asked Questions about the Restatement” is incorporated by reference in this Item 7.01.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. See the Exhibit Index, which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:	March 17, 2015

Exhibit Index

Exhibit No.	Description of Exhibit.

99.1	Press release issued by Akorn, Inc. on March 17, 2015 announcing filing of Annual Report on Form 10-K and restatement of financial results for the quarters ended June 30, 2014 and September 30, 2014.